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                                   Exhibit 99

Contact for:
Nocopi Technologies, Inc.
Barry S. Kaplan
Barry Kaplan Associates
email:  smallkap@aol.com
Phone:  732-747-0702

                              FOR IMMEDIATE RELEASE

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                       NOCOPI LAUNCHES EUROPEAN MARKETING/
                       -----------------------------------
                            RESPONDS TO FRAUD CHARGES
                            -------------------------


WEST CONSHOHOCKEN, Pa., April 16, 2001 - PRNewswire. Nocopi Technologies, Inc. (OTC Bulletin Board: NNUP) announced today that it is proceeding aggressively with previously announced plans to market its technologies directly to European users, including users previously serviced by Euro-Nocopi, S.A., the Company's former European distributor. Nocopi also responded to charges leveled against it by Euro-Nocopi in a recent press release.

Following a recent visit to Europe, Dr.Michael A. Feinstein, Nocopi's Chairman, announced that "we are, at the moment, negotiating license agreements with several former customers of Euro-Nocopi. We have also entered into an agreement with SICON, based in Bremen, Germany, to act as our European representative following SICON's termination of its prior arrangement with Euro-Nocopi."

In a March 28 press release, Euro-Nocopi charged Nocopi with making false statements in an earlier press release that was also filed with the SEC. Nocopi's earlier release claimed victory in litigation commenced against Nocopi by Euro-Nocopi in Paris, France. "Nocopi confirms the accuracy of its earlier press release in all respects and emphatically denies Euro-Nocopi's frivolous charges" says Dr. Feinstein.

Nocopi also disputes other statements made in Euro-Nocopi's press release, including that Euro-Nocopi "is financially stable, solvent, and growing," that it "will continue to serve the growing European marketplace with anti-counterfeiting technology" and that "it is actively seeking new business opportunities." In fact, in December 2000, Euro-Nocopi commenced proceedings to liquidate and dissolve under French law, and it is not now



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legally permitted to conduct business other than for the limited purpose of winding up its affairs. Its former officers and directors have no further authority to act for Euro-Nocopi. Its appointed liquidator, Michel de Beaumont of American Equities Overseas, London England is the only person authorized to act on its behalf and is fully responsible for its activities. "Euro-Nocopi is no longer authorized to market Nocopi's anti-counterfeiting technologies or to service or support European users. Euro's decision to liquidate and dissolve--irreversible under French law--is precisely what caused Nocopi to terminate its license agreement with Euro-Nocopi" said Dr. Feinstein.

"These events have left us with tremendously mixed feelings. While we are excited about our opportunity to work directly with European users and to further develop the European market, we are outraged at the false accusations leveled against us and deeply saddened that our former colleagues at Euro-Nocopi would stoop to the level of publishing such falsehoods. We are writing to all of our European users and sending them a copy of the French court's decision. They can see for themselves that we are right and that Euro-Nocopi is wrong. We are also considering initiating legal action against Euro-Nocopi and perhaps against Mr. de Beaumont based on the false press release," concluded Dr. Feinstein.

NOCOPI TECHNOLOGIES, INC. was founded in 1984 and is based in West Conshohocken, Pennsylvania. The Company is engaged in the business of developing solutions against counterfeiting, product diversion, document security and authentication via patented technologies including invisible ink and reactive thread.

FORWARD-LOOKING INFORMATION

The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks and uncertainties (a summary of which may be found in Nocopi's Annual Report on Form 10-KSB for the year ended December 31, 2000 under the caption "Risk Factors"). Actual results may differ materially from such forward-looking statements. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or implied) will not be realized.